UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 24, 2008

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Employment Agreement with Michael J. Pellini, M.D.

On April 24, 2008, Clarient, Inc. (the “Company”) entered into an employment agreement with Michael J. Pellini, pursuant to which Dr. Pellini will become a full time employee of the Company and serve as President and Chief Operating Officer of the Company, effective as of April 24, 2008. Under the terms of the agreement, Dr. Pellini will receive a base salary of $283,250 per year and options to purchase 400,000 shares of common stock of the Company. The options will vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter (subject to acceleration in the event of a change of control) and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In addition, Dr. Pellini will participate in the Company’s Management Incentive Plan and will be eligible for a target incentive bonus of 60% of base salary based on achievement of Company and personal objectives. Dr. Pellini is also entitled to certain perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan, a monthly $8,000 housing allowance (grossed up to the extent of taxes payable by Dr. Pellini with respect thereto), and other benefits generally available to the Company’s executives.

Subject to executing a general release of the Company, Dr. Pellini will be entitled to receive severance payments in the event his employment is terminated (i) by the Company without cause, (ii) by him with good reason within 12 months of a change of control of the Company, or (iii) as a result of his death or disability (any of the foregoing, a “Severance Termination”). Such severance payments will consist of payment of 12 months’ base salary (based on the base salary in effect at the time of termination), as well as continued coverage under the Company’s medical and health plans, and all options that are exercisable on or before the termination date will remain exercisable until the earlier of the first anniversary of his date of termination or the expiration date of the options. In the event that Dr. Pellini remains employed by the Company through April 24, 2009 or experiences a Severance Termination prior to April 24, 2009 and, in either case, within one year following the date of termination, either (i) a change of control of the Company occurs or (ii) the Company enters into a definitive agreement pursuant to which, if consummated, a change of control would occur and no later than eighteen months following the date of termination a change of control occurs, all unvested options held by Dr. Pellini will become fully vested and exercisable immediately prior to the occurrence of any such change of control. The agreement also provides that, if Dr. Pellini’s employment is terminated without cause (i) prior to April 1, 2009, the Company will continue to pay his monthly housing allowance until July 1, 2009, or (ii) after April 1, 2009, the Company will continue to pay his monthly housing allowance until the earlier of three months after termination or August 31, 2009, in each case to the extent of his actual housing expenses in California that he is not able to mitigate. In the event of termination of Dr. Pellini’s employment for any reason, he will be entitled to receive all accrued, unpaid salary to the date of termination and a pro rata portion of his bonus for the year of termination

The Company issued a press release announcing Dr. Pellini’s appointment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The information set forth above is qualified in its entirety by reference to Dr. Pellini’s employment agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

Termination of Services Agreement with Michael J. Pellini, M.D.

Dr. Pellini’s employment agreement supersedes the Services Agreement entered into on October 1, 2007 by and between the Company, Safeguard Scientifics (the Company’s majority stockholder) and Dr. Pellini (the “Services Agreement”).  Dr. Pellini had been providing services to the Company while remaining an employee of Safeguard pursuant to the Services Agreement.  Under the terms of the Services Agreement, in exchange for Safeguard making the services of Dr. Pellini available to the Company, the Company reimbursed Safeguard for the following expenses incurred by Safeguard during Dr. Pellini’s tenure with the Company during the term of the Services Agreement (with retroactive effect to September 4, 2007): (i) Dr. Pellini’s base salary at an annualized rate of $250,000 (subject to increase commensurate with salary increases applicable to the Company’s executives generally); (ii) the lesser of (A) the annual bonus to which Dr. Pellini would have become entitled as an employee of the Company, and (B) the annual bonus actually paid to Dr. Pellini by Safeguard (pro-rated for any partial calendar year); and (iii) certain other expenses associated with Dr. Pellini’s employment by Safeguard and his provision of services to the Company in California.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael J. Pellini, M.D. Appointed as President of the Company

On April 24, 2008, Ronald A. Andrews, the Company’s Chief Executive Officer, was appointed to serve as Vice Chairman of the Company’s Board of Directors (in addition to his title as Chief Executive Officer) and Michael J. Pellini was appointed to serve as the Company’s President (in addition to his title of Chief Operating Officer). Mr. Andrews resigned as President of the Company on such date, but will continue to serve as Chief Executive Officer of the Company. In addition, both Mr. Andrews and Dr. Pellini will continue to serve on the Company’s Board of Directors.

Dr. Pellini, 42, has served on the Company’s Board of Directors since 2007. Dr. Pellini was previously the Vice President of the Life Sciences Group at Safeguard from February 2007 until April 2008. Prior to joining Safeguard, Dr. Pellini was Chief Operating Officer for Lakewood Pathology Associates, Inc., a national anatomical pathology company (April 2005 to December 2006); Entrepreneur in Residence at BioAdvance, the Biotechnology Greenhouse of Southeastern Pennsylvania (September 2004 to April 2005); and President and Chief Executive Officer of Genomics Collaborative, Inc., a Boston-based biotech firm which was acquired by SeraCare Life Sciences, Inc. in 2004 (June 1999 to February 2004). Dr. Pellini received a B.A. degree from Boston College, an MBA degree from Drexel University, and an M.D. degree from Jefferson Medical College of Thomas Jefferson University.

A description of the material terms of Dr. Pellini’s employment agreement with the Company is set forth under Item 1.01 above.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement, dated as of April 24, 2008, by and between Clarient, Inc. and Michael J. Pellini.

Exhibit 99.1	Press release, dated April 28, 2008, issued by Clarient, Inc. announcing appointment of Michael J. Pellini as President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: April 28, 2008	By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer